Exhibit 99.1

NEWS RELEASE

5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
	www.analex.com	Release:	IMMEDIATE
		For:	ANALEX CORPORATION
Contact:	Amber Gordon		(Symbol: NLX)
(703) 329-9400

ANALEX ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

Revenue up 72%; EBITDA up 67%; Non-Cash Charges Yield Net Loss

Alexandria, VA, August 2, 2005 – ANALEX CORPORATION (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported second quarter 2005 revenue of $38.1 million, a 72% increase over 2004 second quarter revenue of $22.2 million. For the quarter ended June 30, 2005, EBITDA, as measured by earnings before interest and taxes, depreciation, and amortization, increased by 67%, to $3.9 million. Cash flow for the quarter was very strong, with $5.4 million of cash provided from operations.

For the six months ended June 30, 2005, revenue increased to $66.6 million from $38.8 million in 2004, a 71% increase. EBIT rose to $4.8 million from $2.7 million, an 81% increase over 2004; and EBITDA for the period increased by 106%, to $6.6 million from $3.2 million. EBITDA as a percentage of revenue rose to 9.9% for the six-month period ended June 30, 2005, up from 8.2% for the comparable period in 2004. Revenue growth was strong in both the Homeland Security Group, which increased 139% over 2004, and in the Systems Engineering Group, which grew by 9% while experiencing the planned reduction of a major program in that group. Growth in the Homeland Security Group was fueled by increased services to the intelligence community and the impact of the BAI and ComGlobal acquisitions. Increased revenue in the Systems Engineering Group came primarily from NASA on the ELVIS and Glenn Engineering Support Services contracts.

These results demonstrate the underlying strength of Analex’s business operations. Offsetting these results were various cash and non-cash charges associated with acquisition financing activities, which created a net loss for the common stockholders for the quarter and six-month periods. The net loss for the second quarter 2005 was $1.9 million, or ($0.12) per share, compared to a net loss of $1.8 million, or ($0.13) per share, for 2004. In the second quarter of 2005, the charges associated with the acquisition financing were $2.1 million of non-cash interest and accretion and $1.0 million of cash interest and dividends. For the 2005 and 2004 six-month periods, respectively, the net losses were $2.5 million, or ($0.16) per share and $3.0 million, or ($0.22) per share. For the six months ended June 30, 2005, the charges associated with the acquisition financing were $3.5 million of non-cash interest and accretion and $1.5 million of cash interest and dividends.

Sterling Phillips, Analex’s Chairman and CEO, stated, “Analex continued to show strong operating results and a high growth rate during the second quarter. We completed the acquisition of ComGlobal Systems, which significantly expanded our customer base and added more than 200 employees in mission support areas critical to homeland defense and national security. With our strong foundation of key client relationships and proven capabilities, Analex is well positioned within our target market areas of high priority federal contracting.”

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Analex: Announces 2nd Quarter Financial Results	Page 2
August 2, 2005

Cash generation remains strong with cash flow from operations of $8.3 million for the six months ended June 30, 2005, compared to $1.1 million of cash used in operations for the comparable period in 2004. Higher revenues, higher operating margins, and continued focus on the management of receivables helped drive the improvement. Analex’s bank debt increased by $18 million during the quarter primarily as a result of the $22 million borrowed for the ComGlobal acquisition on April 1, 2005. Analex remains in compliance with the financial covenant requirements of its credit facility.

Webcast Today

The Company has scheduled a webcast / conference call for 11:00 a.m. (ET), today, during which management will make a brief presentation regarding second quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex’s website at www.analex.com at the scheduled time and following the sign-in instructions. A replay of the conference call and question / answer session will also be available on the Internet after 1:00 p.m. (ET) today, and can be accessed on Analex’s website. The replay will also be available through September 2, 2005 via telephone at 888-286-8010 (replay Pass Code: #74643203). The International dial-in replay number is 617-801-6888.

About Analex

Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company’s stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

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Analex: Announces 2nd Quarter Financial Results	Page 3
August 2, 2005

ANALEX CORPORATION

Selected Financial Data

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Revenue	$38,148,600	$22,215,200	$66,586,800	$38,846,600
Cost of revenue	30,975,300	17,357,200	54,687,900	31,408,600
SG&A	3,418,500	2,552,500	5,609,700	4,353,900
Amortization	989,100	277,300	1,479,600	426,500

Operating costs and expenses	35,382,900	20,187,000	61,777,200	36,189,000

Operating income	2,765,700	2,028,200	4,809,600	2,657,600

Total interest expense, net	(996,200)	(1,669,300)	(1,759,300)	(2,357,100)

Income from continuing operations before income taxes	1,769,500	358,900	3,050,300	300,500
Provision for income taxes	1,286,800	459,500	1,901,600	384,700

Income (loss) from continuing operations	482,700	(100,600)	1,148,700	(84,200)

Income (loss) from discontinued operations, net of income taxes	6,700	(50,700)	30,300	(79,200)
Loss on disposal of discontinued operations, net of income taxes	—	(521,800)	—	(521,800)

Net income (loss)	489,400	(673,100)	1,179,000	(685,200)

Dividends on Series A convertible preferred stock	(224,400)	(225,000)	(446,300)	(450,000)
Dividends on Series B-1 convertible preferred stock	(182,500)	—	(360,000)	—
Dividends on Series B-2 convertible preferred stock	(375,000)	—	(375,000)	—
Accretion of convertible preferred stock	(1,588,800)	(939,100)	(2,526,300)	(1,876,600)

Net loss available to common shareholders	$(1,881,300)	$(1,837,200)	$(2,528,600)	$(3,011,800)

Net income (loss) attributable to common shareholders per share:
Continuing operations
Basic	$(0.12)	$(0.09)	$(0.16)	$(0.18)

Diluted	$(0.12)	$(0.09)	$(0.16)	$(0.18)

Discontinued operations
Basic	$0.00	$(0.04)	$0.00	$(0.04)

Diluted	$0.00	$(0.04)	$0.00	$(0.04)

Net income (loss) available to common shareholders:
Basic	$(0.12)	$(0.13)	$(0.16)	$(0.22)

Diluted	$(0.12)	$(0.13)	$(0.16)	$(0.22)

Weighted average number of shares:
Basic	15,821,971	14,049,715	15,623,730	13,547,203

Diluted	15,821,971	14,049,715	15,623,730	13,547,203

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Analex: Announces 2nd Quarter Financial Results	Page 4
August 2, 2005

	Balance Sheet Data
	June 30, 2005	December 31, 2004
Current assets	$32,160,000	$23,422,400
Fixed assets, net	2,402,700	1,434,700
Goodwill, contract rights, and other intangibles, net	90,353,700	49,538,700
Other non-current assets	716,000	526,300

Total assets	125,632,400	74,922,100

Current liabilities	39,980,100	18,827,300
Long-term liabilities	10,173,700	7,142,600

Total liabilities	50,153,800	25,969,900
Convertible preferred stock	32,020,800	15,986,300
Shareholders’ equity	43,457,800	32,965,900

Total liabilities, convertible preferred stock and shareholders’ equity	$125,632,400	$74,922,100

Reconciliation of Non-GAAP Measures:

Reconciliation of Operating Income (EBIT) to EBITDA:

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Change	2005	2004	Change
Revenue	$38,148,600	$22,215,200	72%	$66,586,800	$38,846,600	71%
EBIT	2,765,700	2,028,200	36%	4,809,600	2,657,600	81%
EBIT margin	7.3%	9.1%		7.2%	6.8%
Amortization	989,100	277,300		1,479,600	426,500
Depreciation	194,300	56,000		276,400	96,300

EBITDA	$3,949,100	$2,361,500	67%	$6,565,600	$3,180,400	106%

EBITDA margin	10.4%	10.6%		9.9%	8.2%

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